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                                                                   EXHIBIT 10.38

May 17, 2004

Fred H. Croninger, III
9 Crestwood Drive
Hudson, NH 03051

                      Re: Amendment to Employment Agreement

Dear Skip:

This letter agreement serves to further amend the Employment Agreement dated as of September 1, 2003 by and between you and PolyMedica Corporation (the "Company"), as amended by a certain letter agreement dated January 30, 2004 (together, the "Employment Agreement").

1.    Section 3.1 Salary shall be amended as follows:

      The Base Salary as defined in Section 3.1 of the Employment Agreement shall be increased to $246,470, effective April 1, 2004.

2. Section 3.6 Severance Pay shall be deleted in its entirety and replaced with the following in lieu thereof:

      Section 3.6 Severance Pay: If at any time during the term of this Agreement (including any Extended Employment Period), the Executive's employment is terminated by the Company without cause (i.e., other than pursuant to Section 3.5 or Section 4 hereof) or the Company does not renew or extend this Agreement without cause (i.e. other than consistent with Section 3.5 or Section 4 hereof), and subject to the Executive's execution and non-revocation of a severance agreement and release drafted by and satisfactory to counsel for the Company, the Company shall continue to pay Executive at his then current Base Salary for the remainder of the Employment Period or for TWELVE months, whichever is longer (the "Severance Period"). Neither party shall be entitled to any compensation or claim for good will or other loss suffered by reason of termination of this Agreement.

If the foregoing is acceptable to you, please indicate your agreement by signing a copy of this letter agreement and returning it to the undersigned.

                                                         Very truly yours,

                                                         /s/ Samuel L. Shanaman
                                                         -----------------------
                                                         Samuel L. Shanaman
                                                         Chairman and Chief
                                                         Executive Officer

ACCEPTED AND AGREED TO:

/s/ Fred H. Croninger, III
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Fred H. Croninger, III